March 1, 1996



Chemical Bank
270 Park Avenue
New York, New York  10017
Attention:  Mr. Robert Gillham

The Boatmen's National Bank of St. Louis
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63166-0236
Attention:  Mr. Thomas Guyton

Mercantile Bank of St. Louis National Association
Eighth & Locust, 12th Floor
P.O. Box 524
St. Louis, Missouri  63101
Attention:  Mr. John A. Holland

Ladies and Gentlemen:

      Re: Amendment, and Further Extension of the term, of the line of credit agreement dated October 18, 1993, as amended and extended by letters dated April 18, 1994, August 18, 1994, October 18, 1994, March 1, 1995, May 23, 1995,
           September 1, 1995, and November 1, 1995 among Laclede Gas Company ("Laclede"), Chemical Bank ("Chemical"), The Boatmen's National Bank of St. Louis ("Boatmen's") and Mercantile Bank of St. Louis National Association ("Mercantile") (said banks being hereinafter collectively called the "Banks" and said line of credit agreement, as thus amended and extended, being hereinafter called the "Line of Credit Agreement").

      This amendatory agreement will confirm our agreement to further amend and extend the term of the above-referenced Line of Credit Agreement from March 1, 1996 to April 1, 1996 on the same terms and conditions set forth in the above-referenced Line of Credit Agreement; subject only to the terms and modifications expressly set forth in numbered Paragraphs 1 through 5 below, each of which Paragraphs shall be effective on March 1, 1996.



















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Chemical Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
March 1, 1996
2



           1. MAXIMUM AMOUNTS OF ADVANCES. The combined aggregate principal amount of Advances at any time outstanding from any Bank under the Line of Credit Agreement shall not, on or after March 1, 1996, exceed the amount set forth opposite the name of such Bank below (such Bank's "Maximum Amount"), and shall be in a combined aggregate principal amount at any time outstanding which shall not exceed $15 million:

      Name of Bank                   Maximum Amount

      Chemical                        $7,500,000
      Boatmen's                       $3,750,000
      Mercantile                      $3,750,000

           2. NEW TERMINATION DATE. The phrase "Termination Date" as defined in the Line of Credit Agreement is hereby amended from March 1, 1996 to April 1, 1996. Accordingly, all references in the Line of Credit Agreement to the Termination
Date shall hereafter refer to April 1, 1996.

           3. NEW FORM OF NOTE. Each executed Note in the form of Exhibit A to the Line of Credit Agreement, as previously amended, as to which no sums are then due and payable thereunder shall be returned to Laclede immediately for cancellation, upon the holder Bank's receipt of an executed
Note to that Bank in the form attached as Exhibit A to this amendatory agreement.

           4.  ABSENCE OF MATERIAL ADVERSE CHANGE.  The making of
Advances under the Line of Credit Agreement as amended by this letter agreement is also subject to the absence of any material adverse change since December 31, 1995, in the financial condition of Laclede.

           5.  INTEREST RATE ON LIBO RATE ADVANCES; FACILITY FEE
RATE. The interest rate on LIBO Rate Advances and the Facility Fee shall remain as specified respectively in Paragraphs 3 and 4 of the letter of Amendment and Extension dated August 18, 1994.

           6. RATIFICATION OF REMAINDER OF LINE OF CREDIT AGREEMENT. Subject only to the amendments expressly set forth in numbered Paragraphs 1 through 5 above, the Line of Credit Agreement is hereby ratified, confirmed and approved in all respects.










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
Chemical Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
March 1, 1996
3


      Please indicate your acceptance of this amendment and extension by signing in the appropriate space below and returning to Laclede Gas Company the enclosed duplicate of the original of this letter. This letter may be executed in counterparts, each of which shall be an original, and all of which when taken together, shall constitute one agreement which shall amend and extend the Line of Credit Agreement as hereinbefore provided.

                                Very truly yours,

                                LACLEDE GAS COMPANY

                                By:/s/ Ronald L. Krutzman
                                Name:  Ronald L. Krutzman
                                Title: Treas. & Asst. Secy.

Accepted and Agreed to as of
the date first written above.

CHEMICAL BANK


By:  /s/ Jane Ritchie
Name:    Jane Ritchie
Title:   Vice President


THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


By:  /s/ Thomas C. Guyton
Name:    Thomas C. Guyton
Title:   Vice President


MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION


By:  /s/ Sally H. Roth
Name:    Sally H. Roth
Title:   Vice President
















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                                                         EXHIBIT A

                              NOTE

$  ,000,000                                       New York, New York
                                                  March 1, 1996

     FOR VALUE RECEIVED, the undersigned, LACLEDE GAS COMPANY, a Missouri corporation (the "Company"), hereby promises to pay to the
order of               (the "Bank"), at the office of the Bank at
                                                     : (a) on the
last day of each Interest Period, as defined in the letter agreement dated as of October 18, 1993, as amended by amendatory agreements dated April 18, 1994, August 18, 1994, October 18, 1994, March 1, 1995, May 23, 1995, September 1, 1995, and November 1, 1995, and as further amended by an amendatory agreement dated March 1, 1996 (said letter agreement, as thus amended, being hereinafter called the "Line Letter"), between the Company, the Bank and certain other banks, the aggregate unpaid principal amount of each Advance (as defined in the Line Letter) made by the Bank to which such Interest Period relates; and (b) on April 1, 1996, the lesser of $ and the aggregate principal amount of all Advances made by the Bank under the Line Letter and remaining unpaid; in each case in lawful money of the United States of America in immediately available funds. The undersigned promises to pay interest on the unpaid principal amount of each Advance at the rates and payable on the dates provided for in the Line Letter.

     The Company hereby waives diligence, presentment, demand, protest and notice of any kind. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All Advances by the Bank evidenced by this Note, the interest rates applicable thereto and all payments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; PROVIDED, HOWEVER, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Company under this Note.

      This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

                              LACLEDE GAS COMPANY


                              By:

                              Name:   Ronald L. Krutzman

                              Title:  Treas. & Asst. Secy.







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